SUBSCRIPTION AGREEMENT

Ben Lytle (“Lytle”)

The L. Ben Lytle Amended and Restated Revocable Living Trust, U/A dated October 20, 2000(“Subscriber”)

Purchaser Representative: N/A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES ACTS OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW. INVESTORS SHOULD REFER TO THOSE REQUIREMENTS BEFORE EXECUTING THIS AGREEMENT.

Healthways, Inc.

3841 Green Hills Village Drive

Nashville, TN 37215

Ladies and Gentlemen:

Healthways, Inc., (the “Company”) and Axia Health Management, LLC (“Axia”) have entered into a Stock Purchase Agreement, dated as of October 11, 2006 (the “Purchase Agreement”), pursuant to which the Company (or a wholly-owned subsidiary of the Company) will acquire 100% of the capital stock of Axia Health Management, Inc. (the “Target”) from Axia (the “Transaction”);

In connection with and subject to consummation of the Transaction, the Subscriber desires to subscribe for shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company.

1.            Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase 123,305 shares of Common Stock (the “Shares”) at the closing market price of the Common Stock of the Company on the date of this Subscription Agreement of $40.55 for an aggregate subscription price of $5,000,017.75 (the “Purchase Price”), in accordance with the terms and conditions of this Subscription Agreement.

2.            Subscription Closing. The closing on the purchase and sale of the Shares under this Subscription Agreement (the “ Subscription Closing”) shall take place at the offices of the Company on the Closing Date (as defined in the Purchase Agreement), contemporaneously with the consummation of the Transaction.

3.            Deliveries at Subscription Closing; Indemnity Escrow. (a) At the Subscription Closing, the Company shall deliver to the Subscriber a certificate for the Shares purchased by the Subscriber, registered in the name of the Subscriber, against payment to the Company of the Purchase Price by check or wire transfer of immediately available funds, to an account designated by the Company; provided that the Company shall withhold from the number of Shares delivered to the Subscriber that number of Shares as determined in accordance with Exhibit A (the “Escrow Shares”). For purposes of determining the number of Escrow Shares to be delivered to the Escrow Agent (as defined in the Purchase Agreement) pursuant to this Section 3, the Shares will be deemed to have a value equal to the market closing price of the Common Stock on the date immediately preceding the Closing Date. As soon as practicable after the Subscription Closing, and in accordance with the provisions of the Indemnity Escrow Agreement (as defined in the Purchase Agreement), the Company will cause to be deposited with the Escrow Agent certificates representing the Escrow Shares, issued in the name of the Subscriber according to the number of Escrow Shares withheld from the Subscriber hereunder, together with related stock transfer powers which shall be delivered by Subscriber.

(b)        The Escrow Agent will hold the Escrow Shares and any dividends and distributions on the Escrow Shares as collateral for Axia’s indemnification obligations pursuant to the Purchase Agreement, and shall release such Escrow Shares and any dividends or distributions thereon in accordance with the terms of the Escrow Agreement.

4.            Representations and Warranties of Undersigned. The undersigned hereby represents and warrants to the Company that:

(a)          the Subscriber, if an individual, is not less than twenty-one years of age;

(b)          the Subscriber, either alone or with his or its Purchaser Representative, if any, named below has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company, and, if a resident of a certain state, meets any additional suitability standards applicable to him under state law;

(c)	if the Subscriber is utilizing a Purchaser Representative for this investment:

(i)           such Purchaser Representative, named at the beginning of this Agreement, has acted as his or its “Purchaser Representative” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”);

(ii)          the Subscriber has relied upon the advice of such Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the Subscriber; and

(iii)        such Purchaser Representative has heretofore confirmed to the Subscriber in writing (a true and correct copy of which is furnished to the Company herewith) during the course of this transaction any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and/or its affiliates and the Company and/or any of its affiliates, and any compensation received or to be received as a result thereof;

(d)	if the Subscriber is a trust or other entity:
(i)	it was not formed for the purpose of this investment;

(ii)          it is authorized and otherwise duly qualified to purchase and hold Shares; and

(iii)        this Subscription Agreement has been duly and validly authorized and executed and, when delivered, will constitute the legal, valid, binding and enforceable obligation of the Subscriber;

(e)          the Subscriber is not subject to a statutory disqualification, as set forth in Section 3(a)(39) of the 1934 Act;

(f)           the Subscriber and his or its Purchaser Representative, if any, have been given full and complete access to all information with respect to the Company and the Company’s proposed activities that the Subscriber and his or its Purchaser Representative, if any, have deemed necessary to evaluate the merits and risks of an investment in the Company;

(g)          the Subscriber and, if applicable, his or its Purchaser Representative, have had a full opportunity to ask questions of and to receive satisfactory answers from a representative of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the Subscriber;

(h)          the Subscriber and, if applicable, his or its Purchaser Representative, have had the opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Offering and have read carefully copies of the Company’s SEC Filings, including the exhibits thereto, and the Subscriber is familiar with and agrees to all the terms and conditions of the offering of Shares;

(i)           the Subscriber is aware of the risks associated with an investment in the Company, including those described in the “Risk Factors” section of the Company’s SEC Filings;

(j)           the Subscriber has adequate means of providing for his or its current needs and possible personal contingencies, has no need for liquidity with respect to his or its investment in the Company, and has financial resources sufficient to bear the economic risk of such investment;

(k)          the Subscriber has been advised and understands that an investment in the Company is highly speculative and has received no representations or warranties from the Company with respect to such investment;

(l)           the Subscriber acknowledges that there are substantial restrictions on the transferability of, and there will be no public market for, the Shares and, accordingly, it may not be possible for the Subscriber to liquidate his or its investment in case of an emergency or otherwise, and the Subscriber has been advised that while Rule 144 of the 1933 Act is presently applicable to Shares, the Subscriber understands that Rule 144 may not be available in the future to the Shares;

(m)         the Subscriber is aware that no securities administrator of any state or federal government has made or will make any finding or determination relating to this investment;

(n)          Shares subscribed for hereby are being purchased for the Subscriber’s own account (or a trust account if the Subscriber is a trustee), for investment purposes only and are not being purchased with a view to or for any resale, fractionalization, subdivision or distribution of such Shares; and

(o)          all information which the Subscriber and his or its Purchaser Representative, if any, has provided to the Company, including (but not limited to) the information, representations and warranties of the Subscriber contained in the Purchaser Suitability Statement executed by the Subscriber and submitted to the Company in connection with this Subscription, is true and correct in all material respects as of the date set forth below and the Subscriber agrees to furnish any additional information which the Company may request so as to determine the suitability of the Subscriber, and to notify the Company immediately should any material changes in such information occur.

5.	Covenants. Lytle and the Subscriber hereby covenant and agree as follows:

(a)          For so long as Lytle is a member of the Company’s board of directors (the “Board”), (i) Lytle shall at all times, meet the minimum requirements for stock holdings by members of the Board, as are established by the Board from time to time, and (ii) the Subscriber shall not Transfer more than twenty percent (20%) of the Shares then held by the Subscriber in any calendar year;

(b)          The Subscriber shall not Transfer all or any portion of the Shares prior to January 1, 2008;

(c)          The restrictions set forth in Section 5(a) and 5(b) shall not apply, and (subject to compliance with applicable securities laws and generally applicable requirements of the Board with respect to former Board members) the Subscriber (or his or its successors and/or assigns) shall be permitted to Transfer the Shares at any time after Lytle ceases to be a member of the Board, other than as a result of (i) Lytle’s voluntary resignation prior to January 1, 2007 not due a Disability, or (ii) Lytle’s removal from the Board for cause, as reasonably determined by the Board, in either of which case the restrictions set forth in Section 5(a)(ii) and Section 6(b) shall remain applicable.

(d)          Notwithstanding anything to the contrary set forth herein, for so long as any Escrow Shares are held by the Escrow Agent pursuant to the Indemnity Escrow Agreement, Escrow Shares may be Transferred solely in accordance with and subject to the terms of the Indemnity Escrow Agreement.

(e)	For purposes hereof, the following terms shall have the following meanings:

“Transfer” means any direct or indirect transfer, donation, gift, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

“Disability” shall mean that the Subscriber is unable, as determined by the Board (or any designated committee of the Board), to perform the essential functions of his or its regular duties and responsibilities as a member of the Board, with or without reasonable accommodation, due in the judgment of a physician selected by, or reasonably acceptable to the Board, to a physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

6.            Compliance with Federal and State Securities Laws. The undersigned understands and agrees that the following restrictions and limitations are applicable to his or its purchase, and any subsequent resale, pledge, hypothecation or other Transfer of Shares:

(a)          The Shares shall not be sold, pledged, hypothecated or otherwise Transferred unless such Shares are registered under the 1933 Act and applicable state securities laws, or the Transfer of such Shares is exempt therefrom.

(b)          A legend in substantially the following form has been or will be placed on any certificates evidencing Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES, AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE

COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

7.	Registration Rights.

(a)          Registration. At the request of the Subscriber, the Company shall use reasonable commercial efforts to file a registration statement on Form S-3 (or any successor form) (the “Registration Statement”) within thirty (30) days after the restrictions described in Sections 5(a) and (b) cease, terminate or lapse with respect to all or part of the Shares (the “Registrable Securities”). The Company shall use reasonable commercial efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

(b)          Delays. The Company may postpone the filing or effectiveness of any registration statement required pursuant to this Section 7 for a reasonable period of time, not to exceed one-hundred twenty (120) days in the aggregate, in any 12-month period, if the Board determines in good faith, that such filing or effectiveness would (i) reasonably be expected to have a material adverse effect on (x) any proposal or plan by the Company to engage in any financing, acquisition, disposition of assets or other plan outside the ordinary course of business or (y) any merger, consolidation, tender offer or similar transaction, (ii) require that information which the Board determines in good faith the disclosure of which would be detrimental to the Company, be disclosed, (iii) require a special audit of the Company’s financial statements, or (iv) otherwise be materially detrimental to the Company.

(c)          Expenses. The Company shall pay all expenses incurred by the Company in connection with the registration, qualification and/or exemption of the Shares, including any Securities and Exchange Commission (“SEC”) and state securities law registration and filing fees, printing expenses, fees and disbursements of the Company’s counsel and accountants, transfer agents’ and registrars’ fees, fees and disbursements of experts used by the Company in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the registration statement or prospectuses contained therein. The Company shall not, however, be liable for any sales, broker’s or underwriting commissions upon sale by the Subscriber or other holder of any of the Shares.

(d)          Registration Period. The Company shall use reasonable commercial efforts to keep the registration statement required pursuant to Section 7(a) hereof (the “Registration Statement”) effective pursuant to Rule 415 under the 1933 Act at all times until the earlier of (i) the date on which the Subscriber shall have sold all the Registrable Securities or (ii) the date on which all Registrable Securities may be sold without volume restrictions pursuant to Rule 144(k) under the 1933 Act (the “Registration Period”).

(e)          Amendments. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement (i) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement and (ii) from containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall be required to notify the Subscriber, and may suspend sales under such Registration Statement for a period of up to three months if the Board determines in good faith that to amend or supplement such Registration Statement would (i) reasonably be expected to have a material adverse effect on (x) any proposal or plan by the Company to engage in any financing, acquisition, disposition of assets or other plan outside the ordinary course of business or (y) any merger, consolidation, tender offer or similar transaction, (ii) require that information which the Board determines in good faith the disclosure of which would be detrimental to the Company, be disclosed, (iii) require a special audit of the Company’s financial statements, or (iv) otherwise be materially detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company suspends sales under the Registration Statement pursuant to this provision. Upon receipt of any notice pursuant to this Section 7(e), the Subscriber shall suspend all offers and sales of securities of the Company and all use of any prospectus until advised by the Company that offers and sales may resume, and shall keep confidential the fact and content of any notice given by the Company pursuant to this Section 7(e).

(f)           State Securities Laws. If qualification or registration under any state securities laws is required inn connection with such registration, the Company shall use reasonable commercial efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities laws of such jurisdictions within the United States as the Subscriber may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

8.            Indemnification of the Company. The undersigned acknowledges and understands the meaning and legal consequences of the representations and warranties herein and hereby agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons, agents, employees, attorneys and accountants from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys fees and disbursements) which any of them may incur by reason of:

(a)          any breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement; or

(b)          any false, misleading or inaccurate information, or any breach of any representation, warranty or agreement of the Subscriber, contained in the Purchaser Suitability Statement executed by the Subscriber.

Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights of the Subscriber under federal or state securities laws. All representations, warranties and covenants contained in this Subscription Agreement and the Purchaser Suitability Statement executed by the Subscriber, and the indemnification contained in this Section 8, shall survive the closing of the transactions contemplated hereby.

9.	Indemnification of Selling Shareholder. For purposes of this Section 9:

(a)          the term “Selling Shareholder” shall mean the Subscriber, the directors, officers, partners, members, employees, agents, representatives of, and each person, if any, who controls the Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b)          the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section7(a); and

(c)          the term “untrue statement” shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement or the a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

(d)          (i)          The Company agrees to indemnify and hold harmless Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (a) any untrue statement of a material fact contained in the Registration Statement or the Prospectus; (b) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder; or (c) any breach by the Company of any of its representations and warranties in this Agreement or the failure by the Company to comply with any agreement or covenant contained in this Agreement or to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the

Company by such Selling Shareholder specifically for use in preparation of the Registration Statement, or any inaccuracy in representations made by such Selling Shareholder herein or in the Subscriber Questionnaire, or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein, or any statement or omission prior to the pertinent sale or sales by the Selling Shareholder.

(ii)                        Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 9. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iii)                       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (c)(i) and (d) (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Subscriber on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Subscriber on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Subscriber shall not be required to contribute any amount in excess of the net amount of the proceeds received by the Subscriber from the sale of the Shares pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

10.          Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of laws rules thereof).

11.          Gender. Whenever the singular number is used herein and when required by the context, the same shall include the plural and the masculine gender shall include the feminine and, where applicable, shall include any corporation, firm or partnership executing this Subscription Agreement.

12.          Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the Subscriber and his or its successors and neither this Subscription Agreement nor any interest herein shall be assignable by him. This Subscription Agreement shall inure to the benefit of the Company and its successors and assigns, and upon its acceptance by the Company shall be binding upon the Company and its successors and assigns.

13.          Joint and Several Representations. Each representation, warranty and undertaking herein shall be the joint and several representations warranty and undertaking of Lytle and the Subscriber. If the Subscriber is a partnership, corporation, trust or other entity, the Subscriber further represents and warrants that (a) the individual executing this Subscription Agreement on behalf of the Subscriber has full power and authority to execute and deliver this Subscription Agreement on behalf of the Subscriber and (b) the Subscriber has full right and power to perform its obligations pursuant to the provisions hereof and become a stockholder of the Company.

IN WITNESS WHEREOF, the Subscriber has executed and sealed this Subscription Agreement this _11th__ day of October, 2006.

/s/ L. Ben Lytle

L. Ben Lytle

The L. Ben Lytle Amended and Restated

Revocable Living Trust, U/A

dated October 20, 2000

By: /s/ L. Ben Lytle

Name:

Title:

Subject to the terms and conditions of this Subscription Agreement, the foregoing subscription is approved and accepted as of the __11th_ day of October, 2006.

HEALTHWAYS, INC.

By: /s/ Ben R. Leedle, Jr.

Name: Ben R. Leedle, Jr.
Title: Chief Executive Officer

Exhibit A

Escrow Shares

The number of Escrow Shares will be determined at the Subscription Closing by dividing the dollar value of the Lytle obligation to contribute to the escrow fund, as determined between Seller and Lytle, held pursuant to the Indemnity Escrow Agreement (i.e., the sum of the Aggregate Escrow Amount less the Cash Escrow Fund) by the market closing price per share of the Common Stock on the date immediately preceding the Closing Date.